UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 4, 2012

Hines Global REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 4, 2012, Hines Interests Limited Partnership (“Hines”) the sponsor of Hines Global REIT, Inc. (“Hines Global”) issued a press release related to Hines Global’s acquisition of 9320 Excelsior Boulevard on December 27, 2011. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Items

On December 27, 2011, a wholly-owned subsidiary of Hines Global acquired 9320 Excelsior Boulevard, an office building located in Minneapolis, Minnesota. The seller, Cargill, Incorporated ("Cargill"), is not affiliated with Hines Global or its affiliates. 9320 Excelsior Boulevard consists of 254,915 square feet of rentable area that is 100% occupied by Cargill. In connection with this acquisition, the Company entered into a lease with Cargill for 100% of the net rentable area of the building through September 2023.

The contract purchase price for 9320 Excelsior Boulevard was approximately $69.5 million, exclusive of transaction costs and working capital reserves. Hines Global funded the acquisition using proceeds from its current public offering and proceeds from a bridge loan agreement with JPMorgan Chase Bank, N.A. The $65.0 million bridge loan requires monthly interest payments based on a floating rate plus a margin of 2.25% (currently 2.55%) and repayment of principal on or before April 15, 2012, the maturity date of the loan. Hines Global intends to retire this loan with proceeds from a potential new revolving credit facility or with proceeds from its current public offering.  The loan is collateralized by Hines Global’s interests in 17600 Gillette, 250 Royall, Fisher Plaza and 9320 Excelsior.

The estimated going-in capitalization rate for 9320 Excelsior Boulevard is approximately 6.2%. The estimated going-in capitalization rate is determined by dividing the projected net operating income (“NOI”) for the first fiscal year by the net purchase price (excluding closing costs and taxes). NOI includes all projected operating revenues (rental income, tenant reimbursements, parking and any other property-related income) less all projected operating expenses (property operating and maintenance expenses, property taxes, insurance and property management fees). The projected NOI includes assumptions which may not be indicative of the actual future performance of the property, including the assumption that Cargill will perform under its lease agreement during the next 12 months.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press Release of Hines, dated January 4, 2012

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the estimated going-in capitalization rate for the property described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, tenant performace, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with the ability of the current tenants to perform under their lease agreements, and other risks described in the “Risk Factors” section of Hines Global’s Registration Statement on Form S-11, its Annual Report on Form 10-K for the year ended December 31, 2010 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

January 4, 2012	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
99.1*	Press Release of Hines, dated January 4, 2012

* Filed herewith